POWER OF ATTORNEY

This instrument is intended to constitute a power of attorney pursuant to Article 5, Title 15 of the New York General
Obligations Law:

The undersigned, Curt R. Hartman, (the "principal"), does hereby authorize and appoint Daniel S. Jonas, Heather L. Cohen and Sarah M. Oliker (collectively, the "agents"), or any one of them acting separately, with the full power of substitution, as the principal's true and lawful agent and attorney-in-fact. The principal hereby grants his authority to each agent to:

(1)prepare, execute in the principal's name and on the principal's behalf, and submit to the U.S. Securities and Exchange Commission
(the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the principal to make electronic filings with the SEC of reports required by the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act ofl934 (the "Exchange Act") and any rule or regulation of the SEC;

(2) prepare, execute and file for and on behalf of the principal, in the principal's capacity as an officer and/or director of CONMED Corporation or any successor thereto (the "Company"), Forms 3, 4, and 5, or any similar or successor form, and all instruments necessary or incidental therewith, in accordance with Section 16(a) of the Exchange Act and the rules thereunder, with the SEC and any stock exchange or similar authority;

(3) prepare, execute and file for and on behalf of the principal, in the principal's capacity as an officer and/or director of the Company, any other forms or reports the principal may be required to file with the SEC and any stock exchange or similar authority in connection with the principal's ownership, acquisition, or disposition of securities of the Company, including, but not limited to, any Form
144 pursuant to the Securities Act, or any similar or successor form, any lock-up agreement and any other written plan or document, in each case encompassing all instruments necessary or incidental therewith; and

(4) do and perform any and all acts for and on behalf of the principal of any type whatsoever in connection with the foregoing which, in the opinion of such agent, may be of benefit to, in the best interest of, or legally required by, the principal, it being understood that the documents executed by such agent on behalf of the principal pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such agent may approve in such agent's discretion.

This Power of Attorney shall not be affected by the subsequent disability or incompetence of the Principal. This Power of Attorney may be revoked by the principal at any time. This Power of Attorney shall remain in full force and effect until it is either (i) revoked in writing by the principal, (ii) terminated upon the death of the principal, (iii) terminated upon another event described in Section 5-1511 of the New York General Obligations Law or (iv) as to any agent, until such time as such agent ceases to be an employee of the Company, any successor thereto or any of their respective affiliates.


This Power of Attorney does not revoke any existing Powers of Attorney executed by the principal. The execution of any subsequent Power of Attorney shall not serve to revoke this Power of Attorney.

The principal hereby agrees to indemnify any third party for any claims that may arise against such third party because of reliance on this Power of Attorney. The principal understands that any termination of this Power of Attorney, whether the result of the principal's revocation of the Power of Attorney or otherwise, is not effective as to a third party until such third party has actual notice or knowledge of the termination.

This Power of Attorney recites the text provided in Section 5-1513 of the General Obligations Law of the State of New York in the form attached hereto as Annex I (the "Cautionary Language"). For the avoidance of doubt, the principal understands, agrees, and affirms that it is his intent that if any provision contained in the Cautionary Language shall be inconsistent with any provision contained in this Power of Attorney, the provision contained in this Power of Attorney shall prevail to the fullest extent permitted by law. Nothing in this Power of Attorney shall be construed as an admission or acknowledgment of the principal that this Power of Attorney is subject to the requirements of Section 5-1501B of the General Obligations Law of the State of New York.

Principal's Signature and Acknowledgements

IN WITNESS WHEROF, the principal has caused this Power of Attorney to be executed on this 19th day of Sept. 2014.


						/s/CURT R. HARTMAN



ACKNOWLEDGMENT IN NEW YORK STATE STATE OF NEW YORK, COUNTY OF ONEIDA
On 	9/11, 2014, before me, the undersigned, a Notary Public
in and for said State, personally appeared Curt R. Hartman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

					/s/ Susan M. Sardina

					Notary Public: State of New York



SUSAN M. SARDINA
NOTARY PUILIC  - STATE  OF NEW YORK
No. 01SA4978096
Qualified in Oneida County
My Commission Expires February 25, 2015